UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 31, 2010, FM Systems LLC, a Delaware limited liability company (“FM Systems”) and wholly-owned subsidiary of The First Marblehead Corporation, a Delaware corporation (the “Corporation”), completed its previously announced acquisition of substantially all of the assets of the Tuition Management Systems (“TMS”) division of KeyBank National Association, a national banking association (“KeyBank”), pursuant to that certain Asset Purchase Agreement dated as of November 21, 2010 (“Agreement”), by and among FM Systems, as Buyer, KeyBank, as Seller, and solely for purposes of Sections 7.1.6 and 7.12 of the Agreement, the Corporation, as Guarantor (the “Acquisition”).  TMS is engaged in the business of outsourced tuition planning, billing, counseling and payment technology services (the “Business”).

Under the terms of the Agreement, FM Systems acquired substantially all of the assets of the Business for approximately $47.10 million in cash (the “Purchase Price”) and assumed certain liabilities of the Business.  The Agreement also provides that FM Systems may be entitled to a payment of up to approximately $1.25 million from KeyBank based on the operating performance of TMS through June 1, 2011, as described in the Agreement.

In connection with the closing of the Acquisition, the Corporation, FM Systems and KeyBank entered into related transaction agreements, including a transition services agreement and cash management master services agreement.

For additional information on the Acquisition, please see the current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission on November 22, 2010 and the Agreement filed as an exhibit thereto.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated by reference herein.

Item 8.01.              Other Events.

On January 3, 2011, the Corporation issued a press release regarding the closing of the Acquisition.  A copy of the press release is attached to this current report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

(b)           Pro Forma Financial Information

Effective July 1, 2010, the Corporation adopted Accounting Standards Update (“ASU”) 2009-16, Transfers and Servicing (Topic 860)—Accounting for Transfers of Financial Assets, and ASU 2009-17, Consolidation (Topic 810)—Improvements to Financial Reporting by Enterprises Involved With Variable Interest Entities, which resulted in a net increase of $7.87 billion in the Corporation’s total consolidated assets as of July 1, 2010 compared to its audited total consolidated assets as of June 30, 2010.

The Corporation intends to file a current report on Form 8-K by March 17, 2011 with an audited consolidated balance sheet as of July 1, 2010 and accompanying footnotes (the “Audited Information”).  Based on the Audited Information, the Business would not constitute a significant subsidiary under Rule

1-02(w) of Regulation S-X.  As a result, the Corporation does not intend to file any financial statements pursuant to Item 9.01(a) and Item 9.01(b) of Form 8-K with respect to the Acquisition.

(d)           Exhibits

Exhibit No.	Description of Exhibits

99.1

Asset Purchase Agreement between FM Systems LLC, KeyBank National Association and The First Marblehead Corporation (solely for purposes of Sections 7.1.6 and 7.12), dated November 21, 2010* (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by The First Marblehead Corporation with the Securities and Exchange Commission on November 22, 2010)

99.2	Press release issued by The First Marblehead Corporation on January 3, 2011 entitled “First Marblehead Completes Acquisition of Tuition Management Systems (TMS) from KeyBank, N.A.”

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Corporation hereby agrees to furnish supplementally copies of any omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: January 6, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1

Asset Purchase Agreement between FM Systems LLC, KeyBank National Association and The First Marblehead Corporation (solely for purposes of Sections 7.1.6 and 7.12), dated November 21, 2010* (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by The First Marblehead Corporation with the Securities and Exchange Commission on November 22, 2010)

99.2	Press release issued by The First Marblehead Corporation on January 3, 2011 entitled “First Marblehead Completes Acquisition of Tuition Management Systems (TMS) from KeyBank, N.A.”

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Corporation hereby agrees to furnish supplementally copies of any omitted schedules upon request by the Securities and Exchange Commission.